Exhibit 99.1
Zoom Reports Results for Third Quarter Fiscal Year 2021
•Third quarter total revenue of $777.2 million, up 367% year-over-year
•Number of customers contributing more than $100,000 in TTM revenue up 136% year-over-year
•Approximately 433,700 customers with more than 10 employees, up 485% year-over-year
Updated Press Release1
SAN JOSE, California – November 30, 2020 – Zoom Video Communications, Inc. (NASDAQ: ZM), a leading provider of video-first unified communications, today announced financial results for the third fiscal quarter ended October 31, 2020.

“We remain focused on the communication needs of our customers and communities as they navigate the current environment and adapt to a new world of work from anywhere using Zoom. We aspire to provide the most innovative, secure, reliable, and high-quality communications platform to help people connect, collaborate, build and learn on Zoom,” said Zoom founder and CEO, Eric S. Yuan. “Strong demand and execution led to revenue growth of 367% year-over-year with solid growth in non-GAAP operating income and cash flow in our third fiscal quarter. We expect to strengthen our market position as we finish the fiscal year with an increased total revenue outlook of approximately $2.575 billion to $2.580 billion for fiscal year 2021, or approximately 314% increase year-over-year.”
Third Quarter Fiscal Year 2021 Financial Highlights:
•Revenue: Total revenue for the third quarter was $777.2 million, up 367% year-over-year.
•Income (Loss) from Operations and Operating Margin: GAAP income from operations for the third quarter was $192.2 million, compared to GAAP loss from operations of $1.7 million in the third quarter of fiscal year 2020. After adjusting for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, non-GAAP income from operations for the third quarter was $290.8 million, up from $21.3 million in the third quarter of fiscal year 2020. For the third quarter, GAAP operating margin was 24.7% and non-GAAP operating margin was 37.4%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the third quarter was $198.4 million, or $0.66 per share, compared to GAAP net income attributable to common stockholders of $2.2 million, or $0.01 per share in the third quarter of fiscal year 2020.
Non-GAAP net income for the quarter was $297.2 million, after adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $0.99. In the third quarter of fiscal year 2020, non-GAAP net income was $25.2 million, or $0.09 per share.
•Cash: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of October 31, 2020 was $1.9 billion.
•Cash Flow: Net cash provided by operating activities was $411.5 million for the third quarter, compared to $61.9 million in the third quarter of fiscal year 2020. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $388.2 million, compared to $54.7 million in the third quarter of fiscal year 2020.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the third quarter of fiscal year 2021, Zoom had:
•Approximately 433,700 customers with more than 10 employees, up approximately 485% from the same quarter last fiscal year.
•1,289 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 136% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 10th consecutive quarter.

Financial Outlook: Zoom is providing the following guidance for its fourth quarter fiscal year 2021 and its full fiscal year 2021. Zoom's revenue outlook takes into consideration the demand for remote work solutions for businesses. It also assumes increased churn in the fourth quarter when compared to historic churn levels due to a higher percentage of customers who purchased monthly subscriptions.
•Fourth Quarter Fiscal Year 2021: Total revenue is expected to be between $806.0 million and $811.0 million and non-GAAP income from operations is expected to be between $243.0 million and $248.0 million. Non-GAAP diluted EPS is expected to be between $0.77 and $0.79 with approximately 306 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2021: Total revenue is expected to be between $2.575 billion and $2.580 billion. Non-GAAP income from operations is expected to be between $865.0 million and $870.0 million. Non-GAAP diluted EPS is expected to be between $2.89 and $2.91 with approximately 300 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on November 30, 2020 at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
1 Zoom is updating its press release issued on November 30, 2020 to clarify the following: Full fiscal year 2021 non-GAAP diluted EPS is expected to be $2.89 to $2.91, instead of $2.85 to $2.87.
About Zoom
Zoom Video Communications, Inc. (NASDAQ: ZM) brings teams together to get more done in a frictionless and secure video environment. Our easy, reliable, and innovative video-first unified communications platform provides video meetings, voice, webinars, and chat across desktops, phones, mobile devices, and conference room systems. Zoom helps enterprises create elevated experiences with leading business app integrations and developer tools to create customized workflows. Founded in 2011, Zoom is headquartered in San Jose, California, with offices around the world. Visit zoom.com and follow @zoom_us.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter of fiscal year 2021 and full fiscal year 2021, Zoom’s growth strategy and business aspirations for its video-first unified communications platform, its market position, and the continued impact of COVID-19 on its business and operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the quarter ended July 31, 2020. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margins. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock and acquisition-related expenses. Zoom excludes stock-based compensation expense and expenses related to charitable donation of common stock because they are non-cash in nature and excluding these expenses provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Colleen Rodriguez
Global Media Relations Lead for Zoom
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	As of
	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$730,506	$283,134
Marketable securities	1,141,425	572,060
Accounts receivable, net	280,896	120,435
Deferred contract acquisition costs, current	126,001	44,885
Prepaid expenses and other current assets	345,448	75,008
Total current assets	2,624,276	1,095,522
Deferred contract acquisition costs, noncurrent	160,142	46,245
Property and equipment, net	108,077	57,138
Operating lease right-of-use assets	63,008	68,608
Goodwill	24,340	—
Other assets, noncurrent	70,468	22,332
Total assets	$3,050,311	$1,289,845
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,666	$1,596
Accrued expenses and other current liabilities	565,520	122,692
Deferred revenue, current	835,762	209,542
Total current liabilities	1,413,948	333,830
Deferred revenue, noncurrent	18,935	20,994
Operating lease liabilities, noncurrent	60,522	64,792
Other liabilities, noncurrent	56,988	36,286
Total liabilities	1,550,393	455,902

Stockholders’ equity:
Preferred stock	—	—
Common stock	284	277
Additional paid-in capital	1,086,459	832,705
Accumulated other comprehensive income	1,317	809
Retained earnings	411,858	152
Total stockholders’ equity	1,499,918	833,943
Total liabilities and stockholders’ equity	$3,050,311	$1,289,845

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $21.9 million and $12.5 million as of October 31, 2020 and January 31, 2020, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue	$777,196	$166,593	$1,768,883	$434,407
Cost of revenue	258,727	30,845	554,705	82,849
Gross profit	518,469	135,748	1,214,178	351,558
Operating expenses:
Research and development	42,582	17,573	111,705	46,410
Sales and marketing	190,157	96,048	470,886	239,741
General and administrative	93,488	23,806	227,856	63,264
Total operating expenses	326,227	137,427	810,447	349,415
Income (loss) from operations	192,242	(1,679)	403,731	2,143
Interest income and other, net	1,779	4,209	9,650	9,674
Net income before (benefit from) provision for income taxes	194,021	2,530	413,381	11,817
(Benefit from) provision for income taxes	(4,621)	319	1,675	1,851
Net income	198,642	2,211	411,706	9,966
Undistributed earnings attributable to participating securities	(202)	(4)	(531)	(2,493)
Net income attributable to common stockholders	$198,440	$2,207	$411,175	$7,473

Net income per share attributable to common stockholders:
Basic	$0.70	$0.01	$1.46	$0.03
Diluted	$0.66	$0.01	$1.38	$0.03
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	284,783,006	273,316,850	282,564,481	219,295,445
Diluted	299,258,765	292,771,122	297,605,941	241,512,569

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$198,642	$2,211	$411,706	$9,966
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	93,925	21,795	179,557	46,532
Amortization of deferred contract acquisition costs	30,500	9,913	71,281	25,939
Charitable donation of common stock	—	—	23,312	—
Provision for accounts receivable allowances	5,259	1,283	20,218	3,976
Depreciation and amortization	7,587	4,415	19,401	11,589
Non-cash operating lease cost	2,585	1,724	7,182	4,840
Remeasurement gain on equity investment	—	—	(2,538)	—
Other	1,689	(1,063)	3,717	(1,577)
Changes in operating assets and liabilities:
Accounts receivable	6,809	(1,525)	(190,117)	(36,886)
Prepaid expenses and other assets	5,471	1,158	(48,258)	(22,439)
Deferred contract acquisition costs	(52,504)	(17,124)	(266,294)	(50,824)
Accounts payable	(2,098)	1,665	8,773	(1,118)
Accrued expenses and other liabilities	1,853	18,562	203,919	53,485
Deferred revenue	114,451	20,345	633,600	76,579
Operating lease liabilities, net	(2,699)	(1,429)	(3,678)	(4,724)
Net cash provided by operating activities	411,470	61,930	1,071,781	115,338
Cash flows from investing activities:
Purchases of marketable securities	(531,227)	(150,620)	(1,016,109)	(629,107)
Maturities of marketable securities	119,269	113,200	406,607	164,140
Sales of marketable securities	—	—	36,897	—
Purchases of property and equipment	(23,264)	(7,195)	(58,517)	(28,132)
Sales of property and equipment	297	—	297	—
Cash paid for acquisition, net of cash acquired	—	—	(26,486)	—
Purchase of equity investment	—	(3,000)	(8,000)	(3,000)
Purchase of convertible promissory note	—	—	(5,000)	—
Purchase of intangible assets	(2,891)	—	(4,385)	—
Collections of employee loans	—	—	1,319	—
Net cash used in investing activities	(437,816)	(47,615)	(673,377)	(496,099)
Cash flows from financing activities:
Proceeds from employee equity transactions to be remitted to employees and tax authorities, net	17,176	48,547	251,641	48,547
Proceeds from exercise of stock options, net of repurchases	6,424	3,393	23,841	5,584
Proceeds from issuance of common stock for employee stock purchase plan	—	—	20,760	—
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions and other offering costs	—	(455)	—	542,492
Net cash provided by financing activities	23,600	51,485	296,242	596,623
Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,746)	65,800	694,646	215,862
Cash, cash equivalents, and restricted cash – beginning of period	1,031,474	216,030	334,082	65,968
Cash, cash equivalents, and restricted cash – end of period	$1,028,728	$281,830	$1,028,728	$281,830

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP income (loss) from operations	$192,242	$(1,679)	$403,731	$2,143
Add:
Stock-based compensation expense and related payroll taxes	97,131	22,948	188,979	48,079
Charitable donation of common stock	—	—	23,312	—
Acquisition-related expenses	1,398	—	6,340	—
Non-GAAP income from operations	$290,771	$21,269	$622,362	$50,222

GAAP net income attributable to common stockholders	$198,440	$2,207	$411,175	$7,473
Add:
Stock-based compensation expense and related payroll taxes	97,131	22,948	188,979	48,079
Charitable donation of common stock	—	—	23,312	—
Acquisition-related expenses	1,398	—	6,340	—
Undistributed earnings attributable to participating securities	202	4	531	2,493
Non-GAAP net income	$297,171	$25,159	$630,337	$58,045

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.70	$0.01	$1.46	$0.03
GAAP net income per share - diluted	$0.66	$0.01	$1.38	$0.03
Non-GAAP net income per share - basic	$1.04	$0.09	$2.23	$0.22
Non-GAAP net income per share - diluted	$0.99	$0.09	$2.12	$0.20

GAAP weighted-average shares used to compute net income per share - basic	284,783,006	273,316,850	282,564,481	219,295,445
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	—	—	50,116,650
Non-GAAP weighted-average shares used to compute net income per share - basic	284,783,006	273,316,850	282,564,481	269,412,095

GAAP weighted-average shares used to compute net income per share - diluted	299,258,765	292,771,122	297,605,941	241,512,569
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	—	—	50,116,650
Non-GAAP weighted-average shares used to compute net income per share - diluted	299,258,765	292,771,122	297,605,941	291,629,219

Net cash provided by operating activities	$411,470	$61,930	$1,071,781	$115,338
Less:
Purchases of property and equipment	(23,264)	(7,195)	(58,517)	(28,132)
Free cash flow (non-GAAP)	$388,206	$54,735	$1,013,264	$87,206
Net cash used in investing activities	$(437,816)	$(47,615)	$(673,377)	$(496,099)
Net cash provided by financing activities	$23,600	$51,485	$296,242	$596,623